As filed with the Securities and Exchange Commission on October 20, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Celebrate Express, Inc.

(Exact name of registrant as specified in its charter)

Washington	5961	91-1644428
(State of or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11220-120th Avenue NE

Kirkland, Washington 98033
(425) 250-1061
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael K. Jewell

Chief Executive Officer
11220-120th Avenue NE
Kirkland, Washington 98033
(425) 250-1061
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sonya F. Erickson Jeffry A. Shelby Heller Ehrman White & McAuliffe LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104 (206) 447-0900	Gary J. Singer Thomas J. Leary O’Melveny & Myers LLP 610 Newport Center Drive, 17th Floor Newport Beach, CA 92660 (949) 760-6900

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-117459

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)(2)	Per Share(3)	Offering Price(3)	Registration Fee

Common Stock, $0.001 par value	394,220	$15.50	$6,110,410	$775(4)

(1)	Includes 51,420 shares the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Does not include 3,285,780 shares of Common Stock previously registered for which the registration fee has previously been paid.

(3)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the $15.50 offering price for the shares of Common Stock offered hereby.

(4)	Calculated pursuant to Rule 457(a).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Registration Statement filed under the Securities Act of 1933, as amended, by Celebrate (the “Company”) with the Securities and Exchange Commission (the “Commission”) hereby incorporates by reference the contents of the Registration Statement on Form S-1, as amended and declared effective on October 19, 2004 by the Commission (File No. 333-117459), relating to the offering of up to 3,285,780 shares of Common Stock of the Company initially filed on July 16, 2004, including each of the documents filed by the Company with the Commission as exhibits thereto.

CERTIFICATION

      The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $775 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on October 20, 2004); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on October 20, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kirkland, King County, State of Washington, on October 19, 2004.

CELEBRATE EXPRESS, INC.

By:	/s/ MICHAEL K. JEWELL

Michael K. Jewell
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ MICHAEL K. JEWELL Michael K. Jewell		Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	October 19, 2004

/s/ DARIN L. WHITE Darin L. White		Vice President, Finance and Secretary (Principal Financial and Accounting Officer)	October 19, 2004

* Keith Crandell		Director	October 19, 2004

* Ronald A. Weinstein		Director	October 19, 2004

* Tim McGarvey		Director	October 19, 2004

* Jack Sansolo, Ph.D.		Director	October 19, 2004

* Jean Reynolds		Director	October 19, 2004

*By:	/s/ DARIN L. WHITE Darin L. White Attorney-in-fact

INDEX TO EXHIBITS

5.1		Opinion of Heller Ehrman White & McAuliffe LLP
23.1		Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm
23.2		Consent of Heller Ehrman White & McAuliffe LLP (see Exhibit 5.1)
24.1	**	Powers of Attorney (see Page II-5 of the Registration Statement)

**	Incorporated by reference to the Signature Page of the Registrant’s Registration Statement on Form S-1 (File No. 333-117459) initially filed on July 16, 2004.